Exhibit 99.2

Shutterstock Enters into Definitive Agreement to Acquire Envato, Featuring

Envato Elements, the Unlimited Creative Content Subscription

New York, NY - May 2, 2024 - Shutterstock, Inc. (NYSE: SSTK), a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies, today announced that it entered into a definitive agreement to acquire Envato Pty Ltd. (“Envato”), a leader in digital creative assets and templates. Envato’s flagship product, Elements, is a creative subscription providing unlimited downloads of a diverse array of assets, templates and more—an intelligent creative companion helping creatives make their mark globally.

Founded in 2006 and headquartered in Australia with a presence in Mexico and New Zealand, Envato enables millions of people around the world to buy and sell creative assets, use smart design templates and learn creative skills. Through its combination of an extensive breadth of asset types, a deep library, a compelling value proposition and quality artistry, Envato helps creatives get projects done faster and more effectively.

“We’re thrilled about this transaction and looking forward to welcoming the Envato team to Shutterstock,” said Shutterstock CEO Paul Hennessy. “Envato is perfectly positioned to serve a growing customer need for an unlimited multi-asset subscription to a library of creative content, with an emphasis on videos, audio, graphics, fonts and templates. By extending our reach to faster growing audiences and into additional content types, this acquisition will help Shutterstock fulfill its mission of connecting customers to the content they need, wherever they are so they can create, build and share their next big idea.”

“Since its humble beginnings in a Sydney garage, Envato has generated more than $1.3 billion in earnings for its author community and scaled to 650k subscribers. I feel an immense sense of pride in the team for achieving this global scale as an independent business,” added Envato CEO Hichame Assi. “As we enter this next chapter, we remain laser focused on empowering the creative community to thrive and excited to achieve this shared goal with Shutterstock.”

Former CEO and co-founder Collis Ta’eed expressed his gratitude to the community stating that he is “profoundly grateful to all those who played a part, big or small, in our collective story.” Ta’eed added, “I’ll be cheering from the sidelines, confident there is a shared dedication to innovation and creativity, as well as a continued commitment to our values.”

Strategic Highlights:

●	Complements Shutterstock’s existing offering with Envato Elements, a leading unlimited multi-asset subscription offering
●	Expands Shutterstock’s reach within faster growing audiences such as freelancers, hobbyists, small businesses and agencies
●	Adds 650k subscribers, more than doubling Shutterstock’s subscriber base to 1.15 million
●	Increases Shutterstock’s Content revenue from video, audio, graphics, fonts and templates
●	Bolsters Shutterstock’s content library with 10 million images, 6 million videos, 1 million audio clips, 0.5 million templates and 0.2 million graphics & fonts
●	Further diversifies Shutterstock into new content types including code & web themes, product mock-ups, fonts and templates (e.g. Slides, Powerpoint, Keynote, Wordpress, video, designs for social posts, gaming, podcasts and print-on-demand)

Transaction Highlights:

●	$245 million cash purchase of 100% of Envato Pty Ltd at closing, after customary working capital and other adjustments
●	Expected to accelerate path to Shutterstock’s 2027 long-term targets with Envato adding 20% to annual revenues and 15% to annual adjusted EBITDA
●	Financing via a $375 million credit facility with expected drawn leverage of 0.7x net debt to 2024 combined adjusted EBITDA
●	Expected transaction closing in the third quarter, subject to customary closing conditions

Additional Information:

Investors can find a link to the presentation material on the Envato acquisition at: https://investor.shutterstock.com.

Financing Sources and Advisors:

Financing for the transaction will be provided by Bank of America, Citigroup, Wells Fargo, and Citizens. CapM Advisors and White & Case LLP acted as financial advisor and legal advisor, respectively, to Shutterstock. Drake Star Partners and Goodwin Procter LLP and King & Wood Mallesons acted as financial advisor and legal advisors, respectively, to Envato.

ABOUT SHUTTERSTOCK

Shutterstock, Inc. (NYSE: SSTK) is a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies. Fueled by millions of creators around the world, a growing data engine and a dedication to product innovation, Shutterstock is the leading global platform for licensing from the most extensive and diverse collection of high-quality 3D models, videos, music, photographs, vectors and illustrations. From the world’s largest content marketplace, to breaking news and A-list entertainment editorial access, to all-in-one content editing platform and studio production services—all using the latest in innovative technology—Shutterstock offers the most comprehensive selection of resources to bring storytelling to life.

Learn more at www.shutterstock.com and follow us on LinkedIn, Instagram, X, Facebook and YouTube.

ABOUT ENVATO

Envato is a global leader in digital creative assets, tools and templates. Serving customers worldwide, Envato is shaping the creative process with products such as Envato Elements–the essential creative subscription–and Placeit, a premier platform for mockups and templates. With over 16 million high-quality assets made by passionate and talented global contributors, Envato is dedicated to fueling creative projects with ready-to-use design and video templates, stock videos, graphics, photos, music tracks and sound effects and more. Envato is elevating the future of sourcing creative assets–making the experience more intelligent and usable and empowering creatives to get projects done faster and more effectively.

Learn more at www.envato.com and follow us on LinkedIn, Instagram, X, Facebook and Tuts+ YouTube.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, new or planned features, products or services, management strategies and our competitive position. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. Factors related to the transactions discussed in this document that could cause actual results to differ materially from those contemplated by the forward-looking statements include: uncertainties as to the timing to consummate the potential transaction; the risk that a condition to closing the potential transaction may not be satisfied; potential litigation relating to the potential transaction that could be instituted; the effects of disruption to our or the target’s respective businesses; the impact of transaction costs; our ability to achieve the benefits from the proposed transaction; our ability to effectively integrate the acquired operations into our operations; our ability to retain and hire key target personnel; and the effects of any unknown liabilities. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Press Contact

Lori Rodney

press@shutterstock.com

917-563-4991

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